UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2006

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2677 Prosperity Avenue, Suite 400, Fairfax, VA 22031

(Address of principal executive offices) (Zip Code)

(703) 852-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 29, 2006, Analex Corporation (the “Company” and each of Sterling E. Phillips, Jr., Peter C. Belford, Sr., C. Thomas Faulders, III, Lincoln D. Faurer, Martin M. Hale, Jr., Thomas L. Hewitt, Daniel P. March, Gerald A. Poch and Daniel R. Young (collectively, the “Directors”) entered into an Indemnification Agreement (collectively, “Indemnification Agreements”), pursuant to which the Company has agreed to indemnify each Director against certain liabilities that may arise by reason of such Director’s status or service as a director of the Company, and to advance such Director the expenses incurred as a result of a proceeding as to which such Director may be indemnified. The Indemnification Agreements are intended to provide rights of indemnification to the fullest extent permitted under the Delaware General Corporation Law and are in addition to any other rights such Directors may have under the Company’s Certificate of Incorporation, its By-Laws and applicable law. A form of the Indemnification Agreement is attached herewith as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statement and Exhibits

(c) Exhibits

See Exhibit index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date: September 1, 2006	By:	/s/ C. Wayne Grubbs
C. Wayne Grubbs
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Indemnification Agreement